Exhibit 99.1

SILVERLEAF RESORTS, INC.
1221 RIVER BEND DRIVE
SUITE 120
DALLAS, TEXAS 75247

Contact:	Harry J. White, Jr.
Chief Financial Officer
(214) 631-1166

SILVERLEAF RESORTS, INC. ANNOUNCES
COMPLETION OF EXCHANGE OFFER

     DALLAS, TEXAS, (June 8, 2004) — Silverleaf Resorts, Inc. (OTC:SVLF) today announced completion of the exchange offer commenced on May 4, 2004 regarding its 6.0% senior subordinated notes due 2007. Effective June 7, 2004, a total of $24,671,000 in principal amount of the Company’s 6.0% senior subordinated notes was exchanged for $24,671,000 in principal amount of the Company’s new class of 8.0% senior subordinated notes due 2010. Under the terms of the exchange offer, tendering holders also collectively received an additional payment of $271,381 (or approximately $5.50 for each $500 in principal amount tendered), representing accrued, unpaid interest from April 1, 2004, through the day before the effective date of the exchange offer.

     This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. Additionally, anticipated results are dependent upon the Company’s ability to identify and acquire or develop other operations under terms that are beneficial to the Company and its shareholders. Other risk factors are more fully discussed under “Cautionary Statements” in the Company’s SEC reports, including the Company’s 2003 annual report on Form 10-K (pages 22 through 30) filed on March 29, 2004.